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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of MDU Communications International, Inc. (the Company) on Form S-8 of our report dated December 3, 1999 included on Page 14 of the Annual Report on Form 10-KSB/A of the Company for the year ended September 30, 1999 filed with the Securities and Exchange Commission on April 14, 2000.



/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Vancouver, British Columbia

Canada

September 15, 2000